
                                                         CENTENNIAL BANCORP
                                                COMPUTATION OF EARNINGS PER SHARE


                                                                               Year Ended December 31,
                                                                    ----------------------------------------------
                                                                       1999            1998                1997
                                                                    ----------       ---------          ----------

Income available to common
    shareholders                                                    $12,106,435      $11,434,546        $9,303,363
                                                                    ===========      ===========        ==========

Reconciliation of Basic and Diluted Shares
------------------------------------------

Weighted average shares outstanding                                  19,603,896       19,431,440        19,255,191

Incremental shares from stock options
    issued                                                              631,625          890,420           863,546
                                                                     ----------       ----------        ----------

Weighted average shares outstanding -
    diluted                                                          20,235,521       20,321,860        20,118,737
                                                                     ==========       ==========        ==========
